Exhibit 99.1

[LOGO]

Forward-Looking Statement • This presentation includes forward-looking statements about the corporation for which the corporation claims the protection of safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. • Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the corporation's possible or assumed future financial condition, and its results of operations and business. Forward-looking statements are subject to risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, including increased energy costs in California, credit quality of borrowers, operational factors and competition in the geographic and business areas in which the company conducts its operations. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Company Overview Company Name: Oak Valley Bancorp, est. 2008 Headquartered in Oakdale, CA Subsidiaries: - Oak Valley Community Bank, est. 1991 - Eastern Sierra Community Bank, Division of OVCB, est. 2000 Ownership: Public; Listed on NASDAQ under the ticker “OVLY” Assets: $661 million Employees: 139 Number of Locations: 14

Branch Footprint 1. Oakdale 2. Sonora 3. Modesto – 12th & I 4. Bridgeport 5. Mammoth Lakes 6. Bishop 7. Modesto-Dale 8. Turlock 9. Stockton 10. Patterson 11. Ripon 12. Escalon 13. Modesto – McHenry 14. Manteca

0 100 200 300 400 500 600 700 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 12 23 30 35 41 56 85 103 118 134 158 193 241 313 382 455 455 508 525 552 612 661 Assets (in millions) Oakdale Sonora Modesto Bridgeport Mammoth Lakes Bishop, Dale Rd Turlock, Patterson, Ripon, LPO 12th & I, Escalon Stockton Modesto-McHenry, Manteca

Highlights • Record Earnings • Strong NIM • Solid Asset Quality • Recognition for Achievements

(1,000) - 1,000 2,000 3,000 4,000 5,000 6,000 91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 (373) (255) 250 439 574 601 734 1,194 1,372 1,538 1,659 1,797 2,318 3,251 3,935 3,831 3,960 2,098 1,158 3,786 4,700 5,329 Net Income to Common Shareholders (in thousands)

NIM – 5 Year Peer Comparison 4.27 4.02 4.18 4.20 3.99 4.73 4.98 5.16 4.81 4.53 0.00 1.00 2.00 3.00 4.00 5.00 6.00 2008 2009 2010 2011 2012 Peer OVCB (Peer: CA Commercial Banks $300M-$1B (average))

Asset Quality (Peer: CA Commercial Bank $300M-$1B(average)) 2008 2009 2010 2011 2012 OVCB NPAs/Assets 1.47% 3.16% 2.22% 1.32% 1.14% Peer NPAs/Assets 2.20% 3.61% 3.66% 3.08% 2.44% OVCB ROAA 0.47% 0.40% 0.88% 1.02% 0.95% Peer ROAA -0.15% -0.60% 0.00% 0.36% 0.75% -1.00% -0.50% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00%

Recognition • KBW - 2012 Bank Honor Roll – 47 banks – Based on a 10-year record: • No annual loss in EPS • 2012 EPS better than any of the last 10 years • Consecutive increase in EPS since 2009 – Out of 400 US banks with assets over $500MM

Strategic Direction • Relationship Banking • Continuous Improvement • Strong Risk Management • Strategic Opportunity

Historic Stock Price Summary 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Stock Price 3.55 3.32 4.15 7.00 14.89 15.67 13.03 8.25 6.00 4.41 5.90 6.75 7.45 Book Value 2.52 2.63 2.92 3.18 4.10 4.44 4.84 5.57 5.83 6.13 6.64 7.37 7.99 Book Multiple 1.41 1.26 1.42 2.20 3.63 3.53 2.69 1.48 1.03 0.72 0.89 0.92 0.93 Peer Multiple 1.36 1.56 1.84 2.23 2.50 2.66 2.80 2.06 1.01 0.70 0.89 0.79 0.99 - 2.00 4.00 6.00 8.00 10.00 12.00 14.00 16.00 18.00

[LOGO]